As filed with the U.S. Securities and Exchange Commission on August 9, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Shutterfly, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3330068
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2800 Bridge Parkway

Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

2015 Equity Incentive Plan

(Full Title of the Plan)

Christopher North

President and Chief Executive Officer

c/o Shutterfly, Inc.

2800 Bridge Parkway

Redwood City, California 94065

(Name and Address of Agent for Service)

(650) 610-5200

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Robert Freedman, Esq. Katherine Duncan, Esq. Fenwick & West LLP Silicon Valley Center, 801 California Street Mountain View, CA 94041 (650) 988-8500	Jason Sebring, Esq. Vice President and General Counsel Shutterfly, Inc. 2800 Bridge Parkway Redwood City, California 94065 (650) 610-5200

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share:
2015 Equity Incentive Plan	900,000(3)	$82.31	$74,079,000	$9,223
Total	900,000

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares of Common Stock which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the 2015 Equity Incentive Plan (the “Plan”).

(2)

Estimated solely for purposes of this offering in accordance with Rule 457(h) and Rule 457(c) of the Securities Act based on the average of the high and low price per share of the Registrant’s Common Stock, as reported on The Nasdaq Global Select Market on August 3, 2018.

(3)

Represents shares of Common Stock reserved for issuance upon the exercise of stock options and the settlement of restricted stock unit awards under the Plan to be granted by the Registrant. Shares available for issuance under the Plan were previously registered on a Registration Statements on Form S-8 filed with the Securities and Exchange Commission on December 30, 2015 (Registration No. 333-208793) and on June 2, 2017 (Registration No. 333-218438).

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 900,000 shares under the Registrant’s 2015 Equity Incentive Plan pursuant to stockholder approval obtained at the Registrant’s Annual Meeting of Stockholders on May 23, 2018. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on December 30, 2015 (Registration No. 333-208793) and on June 2, 2017 (Registration No. 333-218438).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Document

4.1	Form of Registrant’s Common Stock Certificate (incorporated by reference to Exhibit 4.01 of the Registrant’s Registration Statement on Form S-1 filed on August 18, 2006 (Registration No. 333-135426))

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (see Signature Page)

99.1	Shutterfly, Inc. 2015 Equity Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Proxy Statement on Form DEF 14A, filed April 13, 2018) and the forms of restricted stock agreement, stock appreciation right agreement and stock bonus agreement thereunder (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on December 30, 2015 (Registration No. 333-208793))

99.2	Form of Stock Option Agreement and Notice of Stock Option Grant under the 2015 Equity Incentive Plan incorporated by reference to Exhibit 99.2 of the Registrant’s Registration Statement on Form S-8 filed on June 2, 2017 (Registration No. 333-218438)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Shutterfly, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on August 9, 2018.

SHUTTERFLY, INC.

By:	/s/ Michael Pope
Michael Pope
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Christopher North and Michael Pope, and each of them, as attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Christopher North	President, Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2018
Christopher North

/s/ Michael Pope	Sr. Vice President and Chief Financial Officer (Principal Financial Officer)	August 9, 2018
Michael Pope

/s/ Lisa Blackwood-Kapral Lisa Blackwood-Kapral	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 9, 2018

/s/ William J. Lansing	Chairman of the Board of Directors	August 9, 2018
William J. Lansing

/s/ Thomas D. Hughes	Director	August 9, 2018
Thomas D. Hughes

/s/ Eva Manolis	Director	August 9, 2018
Eva Manolis

/s/ Ann Mather	Director	August 9, 2018
Ann Mather

/s/ Elizabeth S. Rafael	Director	August 9, 2018
Elizabeth S. Rafael

/s/ Elizabeth Sartain	Director	August 9, 2018
Elizabeth Sartain

/s/ H. Tayloe Stansbury	Director	August 9, 2018
H. Tayloe Stansbury

/s/ Brian T. Swette	Director	August 9, 2018
Brian T. Swette

/s/ Michael P. Zeisser	Director	August 9, 2018
Michael P. Zeisser